JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)

The undersigned acknowledge and agree that the foregoing Statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Dated: June 26, 2023

ONEX CORPORATION

By:	/s/ Andrea E. Daly
	Name:	Andrea E. Daly
	Title:	Managing Director – General Counsel

OMI PARTNERSHIP HOLDINGS LTD.

By:	/s/ Steve Gutman
	Name:	Steve Gutman
	Title:	Authorized Signatory

ONEX CAPITAL SOLUTIONS GP, LLC

By:	/s/ Steve Gutman
	Name:	Steve Gutman
	Title:	General Counsel

ONEX CAPITAL SOLUTIONS GP, LP By: Onex Capital Solutions GP, LLC, its general partner

By:	/s/ Steve Gutman
	Name:	Steve Gutman
	Title:	General Counsel

ONEX CAPITAL SOLUTIONS HOLDINGS, LP By: Onex Capital Solutions GP, LP, its general partner By: Onex Capital Solutions GP, LLC, its general partner

By:	/s/ Steve Gutman
	Name:	Steve Gutman
	Title:	General Counsel

GERALD W. SCHWARTZ

By:	/s/ Andrea E. Daly
	Name:	Andrea Daly
	Title:	Attorney-in-fact